UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 1, 2004
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                      ADVANCED PLANT PHARMACEUTICALS, INC.
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             (Exact name of Registrant as Specified in Its Charter)


           Delaware                    000-28459                 59-2762023
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                               43 West 33rd Street
                               New York, NY 10001
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (212) 695-3334
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          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

      On December 1, 2004, ADVANCED PLANT PHARMACEUTICALS, INC. (the "Registrant") entered into an Asset Purchase Agreement (the "Agreement") with Mazel Plant Pharmaceutical Inc., a Delaware corporation (hereinafter "Mazel") to sell to Mazel all its rights relating to or connected with developing, manufacturing and distributing of three of its products, specifically its plant based compositions designed to treat elevated cholesterol, a plant based composition designed to treat leukemia and a plant based composition designed to treat Alzheimer's disease (hereinafter "the Three Pharmaceutical Products"). The Registrant retained the rights for distributing "LOCHOL" as a nutritional supplement.

      Under the Agreement the Registrant transferred all Food and Drug Administration ("FDA") and other United States and foreign governmental drug safety and efficacy approvals, approvals or licenses of any kind relating to the Three Pharmaceutical Products, trademarks (either registered or at common), service marks (either registered or at common), trade names, service names, labels and copyrights, and all registrations and applications worldwide related to these Three Pharmaceutical Products, and all technical processes, compilations, formulations, formulas, recipes and/or other such information related to or connected with the development, testing, manufacturing, packaging or repackaging or selling of the Three Pharmaceutical Products which were owned by the Registrant.

      Under the Agreement, the Registrant received seven million (7,000,000) shares of common stock of Mazal simultaneously with the execution of the Agreement. As a result, Mazel became a majority-owned subsidiary of the Registrant. After the issuance of the shares to the Registrant, Mazal had 7,050,100 shares of common stock issued and outstanding. Mazal is focused on the FDA development, testing, manufacturing and selling of plant pharmaceutical drugs.

      In addition under the Agreement, the Registrant shall receive a royalty of two cents ($0.02) for each bottle of the Three Pharmaceutical Products sold by Mazel which shall be paid on a quarterly basis. Mazel further agreed to pay fifty thousand dollars ($50,000) to the Registrant towards the cost of the study conducted by Clinical Research Laboratories In New Jersey on the effect of LOCHOL on cholesterol levels.

Item 7.01  Regulation FD Disclosure

      On December 1, 2004 the Registrant issued a press release announcing that it has closed an asset sale agreement with Mazal whereby in exchange for 7,000,000 shares of common stock of Mazal, the Registrant transferred intellectual property to Mazal relating to the Three Pharmaceutical Products three whole plant pharmaceutical drugs. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

          Exhibits:

               Exhibit  No.   Document  Description
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                     10       Asset Purchase Agreement dated November 24, 2004.

                     99       Press Release dated December 9, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2004                  Advanced Plant Pharmaceuticals, Inc.
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                                           (Registrant)

                                           By: /s/  David Lieberman
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                                              David Lieberman